UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.                 )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Trevena, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2021

Dear Shareholder,

We recently mailed proxy materials to you relating to proposals to be voted on at the Annual Shareholder Meeting of Trevena, Inc. (the "Company") which will be held on May 13, 2021, 8:30 a.m. EDT, virtually via the internet. You are receiving this REMINDER notice because you held shares in the Company on the record date and we have not received your vote. Time is running short and the Annual Shareholder Meeting is rapidly approaching. Please make your vote count by promptly submitting prior to May 13, 2021.

The Board of Directors of the Company unanimously
recommends that you vote “FOR” the proposals on the enclosed proxy card.

Two of the most prominent independent proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis, have both recommended that you vote “FOR” all proposals.

Your vote is important, no matter how large or small your holdings may be. We urge you to vote “FOR” the proposals by completing, signing, and dating the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone or via the internet by following the instructions on the enclosed proxy card.

If you have questions or need assistance in voting your shares, please call Georgeson LLC at 866-296-6841.

Sincerely,

/s/ Carrie L. Bourdow
Carrie L. Bourdow
President and Chief Executive Officer